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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2002, except for Notes 6, 9, 12 and 17, as to which the date is April 15, 2002, and Note 18, as to which the date is September 9, 2002 relating to the financial statements and our report dated September 9, 2002 relating to the financial statement schedule of Horizon Medical Products, Inc., which appear in Horizon Medical Products, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


PricewaterhouseCoopers LLP
Birmingham, Alabama
September 19, 2002